UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2020

CreditRiskMonitor.com, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-8601	36-2972588
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

704 Executive Boulevard
Valley Cottage, NY 10989
(Address of principal executive offices, including zip code)

(845) 230-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	CRMZ	OTC Markets OTCQX U.S.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 28, 2020, CreditRiskMonitor.com, Inc. (the "Company") held its Annual Meeting of Shareholders (the “Meeting”).

A total of 10,722,401 shares were outstanding and entitled to vote as of June 12, 2020, the record date for the Meeting.  The matters voted upon and the results of the vote are set forth below.

Pursuant to the votes of the stockholders by ballot and by proxy, the results are as follows:

(a) Jerome S. Flum, Andrew J. Melnick, Richard Lippe, and Joshua M. Flum have been elected directors of the Company by the holders of a majority of the voting power of Common Stock present in person or represented by proxy at this meeting and entitled to vote;

(b) the holders of a majority of the voting power of Common Stock present in person or represented by proxy at this meeting and entitled to vote voted in favor of the Amended and Restated Articles of Incorporation; and

(c) the holders of a majority of the voting power of Common Stock present in person or represented by proxy at this meeting and entitled to vote voted in favor of the ratification of the appointment of CohnReznick, LLP as independent registered public accountants for the Company for the fiscal year ending December 31, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDITRISKMONITOR.COM, INC.

Date: July 28, 2020	By: /s/ Steven Gargano
Steven Gargano
Chief Financial Officer
(Principal Financial and
Accounting Officer)